UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

AUGMEDIX, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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To: X

From: Manny
CC: [*]

Date: 7/19/24

Subject: Important Announcement: Augmedix to Join Forces with Commure

Dear [__]-

We are writing to inform you of a significant development at Augmedix. Today, we announced that Augmedix has entered into a definitive agreement to be acquired by Commure, a leading provider of AI solutions for health systems and care providers, currently serving more than 250,000 providers with its broad suite of AI-powered tools. This strategic move marks a pivotal moment in our company’s history and positions us for enhanced growth and innovation.

Strategic Rationale and Benefits

Commure brings substantial resources, industry expertise, and a shared vision for advancing healthcare technology at industry leading hospital systems such as HCA, Thomas Jefferson University, UCLA, and Boston Children’s. By integrating our ambient documentation solutions with Commure’s robust suite of clinical, financial, and operational technologies, particularly its AI-powered RCM workflow solutions, we can accelerate the development of innovative features, integrations, and AI capabilities. This will enable us to better serve clinicians and health systems, enhancing efficiency and reducing clinician burnout.

Implications for Our Customers and Partners

We understand that you may have questions regarding what this acquisition means for you. Here are some key points to consider:

1.	Continuity of Service: Until the transaction is completed, it is business as usual at Augmedix. You will continue to receive the high-quality service and support you have come to expect from us. Our commitment to your success is, and will remain, our top priority.

2.	Enhanced Capabilities: Post-acquisition, the combined expertise and resources of Augmedix and Commure will drive the development and accelerated release of new features, advanced AI automation capabilities, and a rollout of more robust integration options, which will be made available across our product suite. Augmedix and Commure plan to continue to invest in all three of our primary product lines: Augmedix Go, Augmedix Go Assist, and Augmedix Live.

3.	Alignment of Vision: Both Augmedix and Commure are dedicated to improving healthcare delivery through technology. This alignment ensures that our combined efforts will focus on creating solutions that are innovative, effective, and beneficial to our customers. Delivering the utmost in service to our customers will remain our top priority.

Timeline and Next Steps

The transaction is expected to close in late Q3 or early Q4 of 2024, subject to customary closing conditions, including the approval of Augmedix stockholders. Until then, we will continue to operate independently, and our day-to-day operations will remain unchanged.

Upon completion of the transaction, Augmedix will become a privately held company and a wholly-owned subsidiary of Commure.

About Commure

Commure is a leading digital health company based in Mountain View, CA. Commure believes that the administrative and technological burden facing the healthcare workforce today has, over time, eroded the human side of healthcare –– separating providers from the reason why they got into medicine in the first place: seeing patients and providing exceptional care. Commure’s mission is to once again make health the focus of healthcare by using AI and automation to eliminate distractions and keep providers connected to their patients throughout the care journey. The Commure suite of automated and AI-enabled hardware, software, and services results in happier and healthier patients, less time wasted on administrative tasks, safer staff, and more reliable insurance reimbursements. Since merging with Athelas, Commure’s growing suite of solutions now includes Patient Engagement, Workflow Automation, Staff Safety, At-Home Patient Monitoring, Billing Solutions, and Automated Dictation. Commure supports more than 250,000 clinicians and staff and hundreds of thousands of patients across hundreds of care sites. Visit commure.com, athelas.com, or LinkedIn to learn more.

***

This acquisition represents a significant opportunity for Augmedix, our partners, and our customers. We are excited about the future and the potential this partnership holds. Together with Commure, we are poised to deliver even greater value to health systems and providers.

Thank you for your continued trust and support. We look forward to embarking on this new chapter with you.

If you have questions or would like to discuss this further, please do not hesitate to contact me.

Best regards,

Manny Krakaris
Chief Executive Officer
Augmedix

Cautionary Statement Regarding Forward-Looking Statements

This communication may contain forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding the pending acquisition of Augmedix, Inc. (the “Company”) by Commure, Inc. (“Parent”) (the “Merger”) and the expected timing of the closing of the Merger and other statements that concern the Company’s expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on the Company’s beliefs, as well as assumptions made by, and information currently available to, the Company. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including, but not limited to: (i) the risk that the Merger may not be completed on the anticipated timeline or at all; (ii) the failure to satisfy any of the conditions to the consummation of the Merger, including the receipt of required approval from the Company’s stockholders; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the definitive agreement between the Company and Parent relating to the Merger, including in circumstances requiring the Company to pay a termination fee; (iv) the effect of the announcement or pendency of the Merger on the Company’s business relationships, operating results and business generally; (v) risks that the Merger disrupts the Company’s current plans and operations; (vi) the Company’s ability to retain and hire key personnel and maintain relationships with key business partners and customers, and others with whom it does business; (vii) risks related to diverting management’s or employees’ attention during the pendency of the Merger from the Company’s ongoing business operations; (viii) the amount of costs, fees, charges or expenses resulting from the Merger; (ix) potential litigation relating to the Merger; (x) uncertainty as to timing of completion of the Merger and the ability of each party to consummate the Merger; (xi) risks that the benefits of the Merger are not realized when or as expected; (xii) the risk that the price of the Company’s common stock may fluctuate during the pendency of the Merger and may decline significantly if the Merger is not completed; and (xiii) other risks described in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), such as the risks and uncertainties described under the headings “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other sections of the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q, and in the Company’s other filings with the SEC. While the list of risks and uncertainties presented here is, and the discussion of risks and uncertainties to be presented in the proxy statement on Schedule 14A that the Company will file with the SEC relating to its special meeting of stockholders will be, considered representative, no such list or discussion should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and/or similar risks, any of which could have a material adverse effect on the completion of the Merger and/or the Company’s consolidated financial condition. The forward-looking statements speak only as of the date they are made. Except as required by applicable law or regulation, the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

The information that can be accessed through hyperlinks or website addresses included in this communication is deemed not to be incorporated in or part of this communication.

Additional Information and Where to Find It

This communication is being made in respect of the Merger. In connection with the proposed Merger, the Company will file with the SEC a proxy statement on Schedule 14A relating to its special meeting of stockholders and may file or furnish other documents with the SEC regarding the Merger. When completed, a definitive proxy statement will be mailed to the Company’s stockholders. STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT REGARDING THE MERGER (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND ANY OTHER RELEVANT DOCUMENTS FILED OR FURNISHED WITH THE SEC IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The Company’s stockholders may obtain free copies of the documents the Company files with the SEC from the SEC’s website at www.sec.gov or through the Company’s website at ir.augmedix.com under the link “SEC Filings” or by contacting the Company’s Investor Relations department via e-mail at investors@augmedix.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the Company’s Amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023 filed with the SEC on April 29, 2024. To the extent that such individual’s holdings of the Company’s common stock have changed since the amounts printed in the Company’s Amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023 filed with the SEC on April 29, 2024, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the identity of such participants, and their direct or indirect interests in the Merger, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the Merger.

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